UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 14, 2011

CASABLANCA MINING LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53558	80-0214005
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9880 Magnolia Ave. Suite 176
Santee, CA  92071
(Address of principal executive offices)

(former name or former address, if changed since last report)

619-717-8047
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 14, 2011, Casablanca Mining Ltd. (the “Company”) and LV Ventures Inc. (“LV Ventures”) entered in to a Stock Purchase Agreement (the “Stock Purchase Agreement”), whereby LV Ventures agreed to purchase 1,333,333 shares of common stock of the Company (the “Common Stock”) for a purchase price of $1.20 per share, in three equal monthly installments of 444,444 shares each beginning on October 14, 2011.  Concurrently with the Stock Purchase Agreement, the parties entered into a Registration Rights Agreement pursuant to which LV Ventures received two demand registration rights after April 15, 2012 and piggyback registration rights.

Under the Stock Purchase Agreement, the Company agreed to appoint William Farley, the CEO of LV Ventures, as a director.  In addition, for so long as LV Ventures and its affiliates beneficially own 5% or more of the Common Stock, the Company has agreed to include in the board of director’s slate of director nominees one person designated by LV Ventures and to recommend such person's election as director to the Company's shareholders.

Prior to the Stock Purchase Agreement, LV Ventures beneficially owned approximately 3.9% of the Company’s outstanding Common Stock.

The preceding discussion is qualified in its entirety by the full text of the Stock Purchase Agreement and Registration Rights Agreement, which is included as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.  All issuances of the Company’s securities pursuant to the above have been made, or will be made, in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.  No general solicitation or advertising was used in connection with the sale of the shares, and the Company has imposed appropriate limitations on resales.  There was no underwriter involved.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

Reference is made to the information provided under Item 1.01. Effective October 14, 2011, in connection with the Stock Purchase Agreement, the size of the board of directors was increased from five to six directors, and William Farley was appointed to the board of directors to fill the vacancy created by the increase in size of the board of directors.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit	Description
10.1	Stock Purchase Agreement between Casablanca Mining Ltd. and LV Ventures, Inc. dated October 14, 2011.
10.2	Registration Rights Agreement between Casablanca Mining Ltd. and LV Ventures, Inc. dated October 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2011	USD ENERGY CORP.

	By:	/s/ Trisha Malone
Trisha Malone
Chief Financial Officer